Exhibit 10.15

March 3, 2021

STRICTLY CONFIDENTIAL

Alzamend Neuro Inc.

3802 Spectrum Boulevard, Suite 112C

Tampa, Florida 33612

Attn:	Stephan Jackman

Chief Executive Officer

Dear Mr. Jackman:

This letter agreement (this “Agreement”) constitutes the agreement between Alzamend Neuro Inc. (the “Company”) and Spartan Capital Securities, LLC (“Spartan”), that Spartan shall serve as the lead book-running manager (lead left) for the Company’s registered initial public offering (the “Offering”) of approximately $15 million (the “IPO Amount”) worth of shares of common stock of the Company, par value $0.0001 per share (the “Shares” and with the Spartan Warrants, as such term is defined below, the “Securities”) during the Term (as defined below) of this Agreement. The terms of the Offering and the Shares issued in connection therewith shall be mutually agreed upon by the Company and Spartan and nothing herein implies that Spartan would have the power or authority to bind the Company and nothing herein implies that the Company shall have an obligation to issue any Shares. It is understood that Spartan’s assistance in an Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Spartan reasonably deems appropriate under the circumstances and the execution of a definitive underwriting agreement between the Company and Spartan in connection with the Offering (the “Underwriting Agreement”). The Company expressly acknowledges and agrees that the consummation of the Offering will be subject to, among other things, market conditions. The execution of this Agreement does not constitute a commitment by Spartan to purchase the Shares and does not ensure a successful Offering of the Shares. The Company and Spartan shall mutually agree on retaining other underwriters to join the syndicate for the Offering.

It is understood and agreed by Spartan and the Company that, in connection with the Offering, the Company will, subject to the immediately following paragraph, secure an investment of no less than $6,000,000 from certain parties which are affiliates of either the Company or Ault Global Holdings, Inc. (the “Ault Funds”), including but not limited to Ault Global Holdings, Inc. (the “AGH Parties”). It is agreed and accepted by both parties hereto that (i) Spartan shall receive an underwriter discount in the amount of 5.0% but no Spartan Warrants (as defined below) with respect to the Ault Funds, and (ii) that the Ault Funds shall be included within the definition of IPO Amount. In the event that the AGH Parties determine, in their sole and absolute discretion, to raise additional funds beyond the Ault Funds at any time, which funds shall be raised privately and not form a part of the Offering, no such additional funds shall be governed or affected by any terms of this Agreement, including but not limited to Section A hereof.

Notwithstanding the foregoing, AGH Parties need not themselves raise the entirety of the Ault Funds from the AGH Parties but may raise an amount equal to the Ault Funds from third parties that may participate on the Offering. In such event any such funds (the “Ault Introduced Funds”) shall count towards the amount of the Ault Funds, provided however, that Spartan shall receive the compensation set forth in Section A. 2 and A. 3 with respect to such Ault Introduced Funds, if any. For avoidance of doubt, in the event that (i) the AGH Parties raise gross proceeds of $3,000,000 in Ault Funds themselves, then Spartan shall receive an underwriter discount in the amount of 5.0% but no Spartan Warrants with respect to such Ault Funds, and (ii) the AGH Parties procure an additional $3,000,000 of gross proceeds from the Ault Introduced Funds, the AGH Parties shall have met the requirement that they raise an aggregate of $6,000,000, but Spartan shall receive an underwriter discount in the amount of 7.0% and the Spartan Warrants with respect to such Ault Introduced Funds.

A.            Compensation; Reimbursement. At the closing of the Offering (a “Closing”), the Company shall compensate Spartan as follows:

1.	Retainer. The Company shall pay to Spartan a $50,000 non-refundable, retainer fee upon the execution of this Agreement to be credited against the NAE (as defined below) described in clause (4) below upon successful completion of an Offering. In addition, the Company shall cause Spartan’s legal counsel to be paid an initial retainer in the amount of $50,000, which amount shall be payable within two (2) Business Days from execution hereof, provided that the Company shall at such time have received such legal counsel’s wire instructions and a fully executed copy of the engagement agreement between Spartan and such counsel.

2.	Cash Fee. The Company shall pay to Spartan a cash fee, or as to an underwritten Offering an underwriter discount, equal to 7.0% of the aggregate gross proceeds raised in each Offering.

3.	Warrant Coverage. The Company shall issue to Spartan or its designees at each Closing, warrants (the “Spartan Warrants”) to purchase that number of shares of common stock of the Company equal to 7.0% of the aggregate number of shares of common stock placed in the Offering, whether or not sold in an Over-Allotment (as defined below). The Spartan Warrants shall be in a customary form reasonably acceptable to Spartan, have a term of five (5) years, contain cashless exercise provisions and piggyback registration rights, and have an exercise price equal to 125% of the offering price per share in the Offering (such price, the “Offering Price”).

4.	Expense Allowance. Concurrently out of the proceeds of the Closing, the Company also agrees to reimburse Spartan for: (i) accountable legal expenses incurred by Spartan in connection with the Offering less the initial amount of $50,000 discussed in Section A. 1 hereof, as well as (ii) actual non-accountable expenses (the “NAE”) including, but not limited to, IPREO software related expenses, background check(s), tombstones, marketing related expenses; i.e. roadshow, travel, et al. and any other expenses incurred by Spartan in connection with the transaction, (provided, however, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions of this Agreement). The total NAE shall not exceed one percent (1%) of the IPO Amount, exclusive of the Ault Funds.

5.	Tail Financing. Spartan shall be entitled to compensation under clauses (1), (2) and (3) hereunder, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Spartan had contacted during the Term or introduced to the Company during the Term (as defined below), if such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of this Agreement. This Section shall be void in the event this Agreement is terminated pursuant to either clauses (i) or (ii) of Section G. 2 below.

6.	Alternative Transactions. In the event that, during the period commencing on the date of this Agreement and continuing until the earlier of (i) June 10, 2023 or (ii) two years from the date that (A) the Company terminates Spartan’s engagement prior to the execution of the Underwriting Agreement on account of Spartan’s gross negligence or willful misconduct or (B) Spartan terminates Spartan’s engagement prior to the execution of the Underwriting Agreement for other than Good Reason (as defined below), the Company completes a business combination, including, without limitation, any merger, acquisition or sale of stock or assets (whether the Company is the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction (any such transaction, an “Alternative Transaction”), then, upon the closing of such Alternative Transaction, the Company shall pay to Spartan a fee equal to three percent (3%) of the amount of the consideration paid or received by the Company and/or its stockholders in such Alternative Transaction, such fee to be payable in cash at the closing of the Alternative Transaction to which it relates. The term “Alternative Transaction” shall include any transaction involving a subsidiary of the Company, including, without limitation, any merger, acquisition or sale of stock or assets (whether the subsidiary is the acquiring or acquired entity), joint venture, strategic alliance or other similar transaction involving a subsidiary. The fee shall become due and payable regardless of whether Spartan introduced the other party to the Alternative Transaction to the Company. The amount of consideration paid in an Alternative Transaction shall include, for purposes of calculating such fee, all forms of consideration paid or received by the Company and/or its stockholders in such Alternative Transaction, including, without limitation, cash, stock or evidences of indebtedness, assumption of liabilities, or any combination thereof. If all or portion of the consideration paid in the Alternative Transaction is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Alternative Transaction is consummated as determined by the Company’s Board of Directors acting in good faith. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation for the Alternative Transaction, then the value of such securities shall be determined based upon the closing or last sales price thereof on the date of the consummation of the Alternative Transaction. If no public market exists for the common stock, options, warrants or other rights issued in the Alternative Transaction, then the value thereof shall be as determined by the Company’s Board of Directors acting in good faith. If the non-cash consideration paid in the Alternative Transaction consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Alternative Transaction or exists thereafter), the value thereof shall be the liquidation value or principal amount, as the case may be. If all or a portion of the consideration payable in connection with the Alternative Transaction includes contingent future payments, then the Company shall pay to Spartan, upon consummation of such future portion of such Alternative Transaction, an additional cash fee, determined in accordance with this Section A. 6, as, when and if such contingency payments are received. However, in the event of an installment purchase at a fixed price and fixed time schedule, the Company agrees to pay the Spartan, upon consummation of the Alternative Transaction, a cash fee determined in accordance with this Section A. 6 based upon the present value of such installment payments using a discount rate of 10%. If Spartan disagrees with the determination of the Company’s Board of Directors with respect to any non-cash consideration, then such value shall be determined by submission of the question to a reputable appraisal or accounting firm with experience valuing property of the nature of the subject consideration acceptable to the Company and Spartan (the fees and expenses of whom shall be borne equally by the Company and Spartan).

B.            IPO Amount. The actual size of the Offering, the precise number of Shares to be offered by the Company and the offering price per Share will be the subject of continuing negotiations between the Company and Spartan and will depend upon, among other factors: (i) the capitalization of the Company at the time of the Offering, (ii) market and general economic conditions and changes in the prospects and/or forecasts of the Company, (iii) Spartan’s review of the Company’s audited financial statements for its fiscal year ended April 30, 2020 and subsequently filed unaudited financial statements and (iv) Spartan’s determination of the Company’s pre-money valuation (based upon the information provided to Spartan by the Company).

C.            Registration Statement. The Company will, as soon as practicable following the date hereof, prepare and file with the Securities and Exchange Commission (the “Commission”) and the appropriate state securities authorities, a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and a prospectus included therein (the “Prospectus”) covering the Shares to be sold in the Offering and the Over-allotment Shares (as defined below). The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to Spartan and counsel to Spartan and will contain: (i) audited financial statements of the Company and such interim and other financial statements and schedules as may be required by the Securities Act and rules and regulations of the Commission thereunder, and (ii) a description of the business of the Company and such other disclosures regarding the Company and its officers and directors as may be required by the Securities Act and rules and regulations of the Commission thereunder.

The Registration Statement filing will include as an exhibit a proposed form of Underwriting Agreement. The final Underwriting Agreement will be in form satisfactory to the Company and Spartan and will include indemnification provisions and other terms and conditions customarily found in underwriting agreements for registered public offerings. Without limiting the generality of the foregoing, the Underwriting Agreement will contain customary representations and warranties of the Company and will further provide, in addition to the matters addressed herein, that (i) the Company’s directors and officers and any 5% or greater holder of outstanding shares of Common Stock as of the effective date of the Registration Statement, will enter into customary “lock-up” agreements in favor of Spartan pursuant to which such persons and entities will agree, for a period of three (3) months from the date of the Offering, that they will neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Spartan’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (ii) each of the Company and any successors of the Company will agree, for a period of three (3) months from the Closing, that each will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Notwithstanding anything herein to the contrary, in the event that Spartan determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final underwriting agreement) in writing upon the reasonable request of Spartan to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company than are reflected in this Agreement.

D.             Over-Allotment. The Underwriting Agreement will provide that the Company will grant to Spartan an option (the “Over-Allotment”), exercisable within 45 days after the Closing, to acquire up to an additional 15% of the total number of Shares to be offered by the Company in the Offering, solely for the purpose of covering over-allotments (the “Over-allotment Shares”).

E.             Term; Exclusivity. The term of Spartan’s exclusive engagement as the lead book-running manager for the Offering will begin on the date hereof and end six (6) months thereafter (the “Term”). Notwithstanding anything to the contrary contained in this Agreement, in the event that the Offering pursuant to this Agreement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to Spartan its actual and accountable out-of-pocket expenses related to the Offering (including, but not limited to, the fees and disbursements of Spartan’s legal counsel, roadshow expenses and cost of background checks), subject to the limitations set forth in Section A.4 above, and, if applicable, for electronic road show service used in connection with the Offering. During Spartan’s engagement hereunder, and other than in connection with obtaining the Ault Funds or the Ault Introduced Funds: (i) the Company will not, and will not permit its representatives to, other than in coordination with Spartan, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Shares and (ii) the Company will not pursue any financing transaction which would be in lieu of the Offering. Furthermore, the Company agrees that during Spartan’s engagement hereunder, all inquiries from prospective investors will be referred to Spartan. Additionally, except as set forth hereunder, the Company represents, warrants and covenants that no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third-party with respect to the Offering.

F.             Information; Reliance. The Company shall furnish, or cause to be furnished, to Spartan all information reasonably requested by Spartan for the purpose of rendering services hereunder and conducting due diligence (all such information being the “Information”). In addition, the Company agrees to make available to Spartan upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that Spartan (a) will use and rely on the Information, including any documents provided to investors in the Offering (the “Offering Documents”), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, provided, that in the latter case, Spartan shall disclose to the Company the source of such public resources; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information provided to it by the Company; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with Spartan or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by Spartan thereof, including any document included or incorporated by reference therein. In connection with the Offering, at the reasonable request of Spartan, the Company shall deliver such legal letters (including, without limitation, negative assurance letters), opinions, comfort letters, officers’ and secretary certificates and good standing certificates, all in form and substance reasonably satisfactory to Spartan and its counsel as is customary for the Offering.

G.            Termination.

1.	Termination; Survival. Except as provided in the first paragraph of this Agreement, Sections A.6, G, J, K, L, M and N hereof (which first paragraph and Sections are intended to be legally binding and enforceable on and against the Company and Spartan), this engagement letter is not intended to be a binding legal document nor a legal commitment on the part of Spartan to provide any financing to the Company, as the agreement between the parties hereto on these matters will be embodied in the Underwriting Agreement. Until the Underwriting Agreement has been finally negotiated and signed, the Company or Spartan may at any time terminate their further participation in the proposed transactions contemplated hereby and the engagement by the Company of Spartan, and the party so terminating will have no liability to the other on account of any matters provided for herein, except as provided for in this Section.

2.	Effect of Termination. Regardless of which party elects to terminate its further participation in the proposed transactions contemplated hereby and the engagement by the Company of Spartan, upon such termination, the Company agrees to reimburse Spartan for the full amount of its actual accountable expenses incurred to such date up to a maximum of $50,000 for all such expenses (which expenses will include, but will not be limited to, all reasonable fees and disbursements of Spartan’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by Spartan in conducting its due diligence, including background checks of the Company’s officers and directors), less amounts, if any, previously paid to Spartan in reimbursement for such expenses; provided, however, that Spartan will not be entitled to any such reimbursement if: (i) Spartan terminates Spartan’s engagement prior to the execution of the Underwriting Agreement for other than Good Reason (as defined below) or (ii) the Company terminates Spartan’s engagement prior to the execution of the Underwriting Agreement on account of Spartan’s gross negligence or willful misconduct.

3.	As used herein, the term “Good Reason” means: (i) the gross negligence or willful misconduct of the Company, (ii) the occurrence of any domestic or international event or act or occurrence which materially disrupts, or in Spartan’s reasonable opinion will, in the immediate future, materially disrupt, general securities markets in the United States, (iii) if trading on the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market or on the OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction; or (iv) if a banking moratorium has been declared by a New York State or federal authority, (v) the Company will have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss will have been insured, will, in Spartan’s reasonable opinion, make it impracticable to proceed with the Offering; (vi) a material adverse change in the conditions or prospects of the Company which would make it, in Spartan’s reasonable opinion, impracticable to proceed with the Offering.

H.             Offering Activities. While the Commission is reviewing the Registration Statement, Spartan may plan and arrange one or more “road show” marketing trips for the Company’s management to meet with prospective investors. Such trips will include visits to a number of prospective institutional and retail investors. The Company will pay for its own expenses, including, without limitation, the costs of recording and hosting on the Internet of the Company’s road show presentation and travel and lodging expenses associated with such trips. During the 45-day period prior to the filing of the Registration Statement with the Commission, and at all times thereafter prior and following the effectiveness of the Registration Statement, the Company and its officers, directors and related parties will abide by all rules and regulations of the Commission relating to public offerings, including, without limitation, those relating to public statements (i.e., “gun jumping”) and disclosures of material non-public information. In addition, the Company will not, without the prior written consent of Spartan, make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act required to be filed with the Commission.

I.             Termination of Prior Agreements. This Agreement shall become effective upon the execution by the parties hereto of the Termination Agreements set forth on Exhibit A and Exhibit B, which provide for the termination of the Placement Agent Agreement and the Uplisting Agreement, respectively, each of which was entered into by and between Spartan and the Company on June 10, 2019.

J.             Confidentiality. Except as contemplated by the terms hereof or as required by applicable law, Spartan will keep strictly confidential all non-public Information concerning the Company provided to Spartan No obligation of confidentiality will apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Spartan, (b) was known or became known by Spartan prior to the Company’s disclosure thereof to Spartan as demonstrated by the existence of its written records, (c) becomes known to Spartan from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Spartan In the event of the consummation or public announcement of the Offering, Spartan shall have the right to disclose its participation in the Offering, including, without limitation, the Offering at its cost of “tombstone” advertisements in financial and other newspapers and journals.

K.             Indemnity.

1.	In connection with the Company’s engagement of Spartan hereunder, the Company hereby agrees to indemnify and hold harmless Spartan and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Spartan, or (B) otherwise relate to or arise out of Spartan’s activities on the Company’s behalf hereunder or pursuant to Spartan’s engagement as set forth in the Placement Agent Agreement between the Company and Spartan dated June 10, 2019, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any such Indemnified Person for such Claim.

2.	The Company further agrees that it will not, without the prior written consent of Spartan, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3.	Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects, or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemnified Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person and provided further that if the legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, such Indemnified Person will employ its own separate counsel (limited to one law firm and local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If the Company does not assume the defense of such Claim, such Indemnified Person will employ its own separate counsel (limited to one law firm and local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel (limited to one law firm and local counsel, if necessary) and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4.	The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Spartan is the Indemnified Person), the Company and Spartan shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Spartan on the other, in connection with Spartan’s engagement referred to above, subject to the limitation that in no event shall the amount of Spartan’s contribution to such Claim exceed the amount of fees actually received by Spartan from the Company pursuant to Spartan’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Spartan on the other, with respect to Spartan’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the Offering (whether or not consummated) for which Spartan is engaged to render services bears to (b) the fee paid or proposed to be paid to Spartan in connection with such engagement.

5.	The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

L.             Limitation of Engagement to the Company. The Company acknowledges that Spartan has been retained only by the Company, that Spartan is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Spartan is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Spartan or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Spartan, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Spartan, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Spartan to the Company in connection with Spartan’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Spartan shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Spartan.

M.             Limitation of Spartan’s Liability to the Company. Spartan and the Company further agree that neither Spartan nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Spartan and that are finally judicially determined to have resulted from the gross negligence or willful misconduct of Spartan.

N.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event Spartan or any Indemnified Person is successful in any action, or suit against the Company, arising out of or relating to this Agreement, the final judgment or award entered shall be entitled to have and recover from the Company the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Spartan and the Company.

O.             Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or e-mail, if sent to Spartan, at the address set forth on the first page hereof, e-mail: investmentbanking@spartancapital.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof , e-mail: Kcragun@alzamend.com, Attention: Ken Cragun, Chief Financial Officer. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices sent by e-mail shall be deemed received as of the date and time they were sent.

P.             Conflicts. The Company acknowledges that Spartan and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Spartan may acquire information of interest to the Company. Spartan shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

Q.             Anti-Money Laundering. To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States require all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means Spartan must ask the Company for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that Spartan considers appropriate to verify the Company’s identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

R.             Miscellaneous. The Company represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. This Agreement shall not be modified or amended except in writing signed by Spartan and the Company. This Agreement shall be binding upon and inure to the benefit of both Spartan and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Spartan and the Company with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Spartan and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

SPARTAN CAPITAL SECURITIES, LLC

By:	/s/ Jason Diamond
Name: Jason Diamond
Title: Managing Dir., Head of Investment Banking
Date: March 4, 2021

Accepted and Agreed:

ALZAMEND NEURO INC.

By:	/s/ Stephan Jackman
Name: Stephan Jackman
Title: Chief Executive Officer